Exhibit 99.1

BGC Partners Completes Full Merger with GFI Group

Public Shareholders to Receive $6.10 per GFI Share in Cash

NEW YORK, NY – January 12, 2016 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “BGC,” or the “Company,”) a leading global brokerage company servicing the financial and real estate markets, today announced that it has completed its merger with GFI Group Inc. (OTC: GFIG) (“GFI Group” or “GFI”), a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets.

Management Comments

Howard W. Lutnick, Chairman and Chief Executive Officer of BGC, said: “We are happy to have completed the final step in merging BGC and GFI. The combination dramatically increases the scale and scope of the Company, and we expect the resulting improvement in BGC’s economics to produce tremendous value for our investors. We have an amazing opportunity to further grow and build the combined Company as our significant balance sheet liquidity1 is coupled with both firms’ extraordinarily talented staff and market leading technology.”

Shaun D. Lynn, President of BGC, added: “The addition of GFI has already contributed greatly to what we expect to be a record year of distributable earnings for the Company. While the front office operations of BGC and GFI will remain separately branded companies, we continue to make excellent progress on integrating our back office, technology, and infrastructure. We remain on target to reduce our Financial Services expense annual run rate by at least $90 million by the first quarter of 2017.2 We also expect to generate increased productivity per broker, continue converting voice and hybrid broking to more profitable fully electronic trading, and to grow our high-margin market data, software solutions, and post-trade businesses, all of which should lead to further increases in revenues, profitability, and cash flow.”

Impact on Financial Statements

With respect to BGC’s consolidated financial results, for the period from January 1, 2016 to January 11, 2016, approximately 33 percent of GFI’s post-tax distributable earnings are expected to be attributable to non-controlling interest in subsidiaries, while the remaining approximately 67 percent are expected to be attributable to BGC’s fully diluted shareholders. From today’s date forward, 100 percent of GFI’s post-tax distributable earnings are expected to be attributable to BGC’s fully diluted shareholders.

Selected Details of the Relevant Transactions

On January 12, 2016, BGC, Jersey Partners, Inc. (“JPI,”) New JP Inc. (“New JPI,”) Michael A. Gooch, Colin Heffron, and certain subsidiaries of JPI and BGC closed on a previously agreed upon merger. This merger provided for the acquisition of JPI by BGC (the “JPI Merger”) as provided for by the merger agreement by and among the parties dated December 22, 2015 (the “Merger Agreement.”)

[1]	BGC defines liquidity as “cash and cash equivalents,” “marketable securities,” and “securities owned” held for liquidity purposes. The year-end 2015 amount will include the value (cash or stock) related to the shares of Intercontinental Exchange, Inc. (“ICE”) received in December of 2015.
[2]	This $90 million figure excludes expenses related to GFI’s Trayport business, and excludes the impact of any acquisitions or net increase in headcount due to hires made or completed after the first quarter of 2015.

Shortly following the completion of the JPI Merger, a subsidiary of BGC merged with and into GFI pursuant to a short-form merger under Delaware law, with GFI continuing as the surviving entity (the “GFI Merger” and, together with the JPI Merger, the “Back-End Mergers.”) The Back-End Mergers allowed BGC to acquire the remaining approximately 33 percent of the outstanding shares of GFI common stock that BGC did not already own. Following the closing of the Back-End Mergers, BGC and its affiliates now own 100 percent of the outstanding shares of GFI’s common stock.

Under the terms of the Merger Agreement, certain subsidiaries of BGC merged with and into a subsidiary of New JPI, resulting in BGC owning all of the shares of GFI common stock previously owned by JPI. In the JPI Merger, each holder of JPI common stock, other than Messrs. Gooch and Heffron, received per JPI share held an amount equal (a) $6.10 multiplied by the number of GFI shares held by JPI, less the principal plus accrued interest on the $10.75 million note issued by JPI to BGC on October 6, 2016, divided by (b) the number of outstanding shares of New JPI common stock. This amount was paid 30 percent in cash and 70 percent in shares of BGC Class A common stock, valued at a price of $9.46 per share of BGC Class A common stock, which was the closing price of BGC Class A Common Stock on the day prior the date of the Tender Offer Agreement, dated as of February 19, 2014, by and among BGC, BGC Partners, L.P. and GFI. Messrs. Gooch and Heffron received the same amount per JPI share held, subject to certain adjustments, but were paid 100 percent in shares of BGC Class A common stock

Cash Payment of $6.10 per Share

In the GFI Merger, each of the remaining outstanding shares of GFI common stock, other than those held by BGC and its subsidiaries, were converted into the right to receive an amount in cash equal to $6.10 per GFI share. Public shareholders who do not dissent (or their brokers) should expect to receive $6.10 per share from GFI’s Paying Agent, Broadridge Corporate Issuer Solutions Inc. within 10 business days, following completion of a properly completed Letter of Transmittal and applicable certificates by Broadridge. Shareholders or their brokers can reach Broadridge at (855) 793-5069 (toll free,) or by going to www.shareholder.broadridge.com. The mailing address for the materials will be included in the Letter of Transmittal. Following the close of the Back-End Mergers, GFI shares will no longer trade over-the-counter.

Other Details

In total, approximately 23.5 million shares of BGC Class A Common Stock and $111.3 million in cash are expected to be issued or paid with respect to the closing of the Back-End Mergers, inclusive of adjustments. The total purchase consideration for all shares of GFI purchased by BGC is expected to be $750.5 million,3 net of the $250.0 million note previously issued to GFI by BGC, which is eliminated in consolidation.

As a condition to closing, Messrs. Gooch and Heffron have resigned as directors of the board of directors of GFI. Mr. Gooch retains the titles of Vice Chairman of BGC Partners, L.P. and Chairman of the GFI Division, while Mr. Heffron continues to be the CEO of the GFI Division.

(3)	This figure excludes the $29.0 million gain under U.S. generally accepted accounting principles (or “GAAP”) recorded in the first quarter of 2015 with respect to the appreciation of the 17.1 million shares of GFI held by BGC prior to the successful completion of the tender offer. Including this gain, the GAAP calculation of purchase consideration and noncontrolling interest totaled $779.5 million.

Distributable Earnings Defined

BGC Partners uses non-GAAP financial measures including “revenues for distributable earnings,” “pre-tax distributable earnings” and “post-tax distributable earnings,” which are supplemental measures of operating performance that are used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC Partners believes that distributable earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for distribution to BGC Partners, Inc. and its common stockholders, as well as to holders of BGC Holdings partnership units during any period.

As compared with “income (loss) from operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” all prepared in accordance with GAAP, distributable earnings calculations primarily exclude certain non-cash compensation and other expenses which generally do not involve the receipt or outlay of cash by the Company, which do not dilute existing stockholders, and which do not have economic consequences, as described below. In addition, distributable earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary operating results of BGC.

Revenues for distributable earnings are defined as GAAP revenues excluding the impact of BGC Partners, Inc.‘s non-cash earnings or losses related to its equity investments. Revenues for distributable earnings include the collection of receivables which would have been recognized for GAAP other than for the effect of acquisition accounting. Revenues for distributable earnings also exclude certain one-time or unusual gains that are recognized under GAAP, because the Company does not believe such gains are reflective of its ongoing, ordinary operations.

Pre-tax distributable earnings are defined as GAAP income (loss) from operations before income taxes excluding items that are primarily non-cash, non-dilutive, and non-economic, such as:

*	Non-cash stock-based equity compensation charges for units granted or issued prior to the merger of BGC Partners, Inc. with and into eSpeed, Inc., as well as post-merger non-cash, non-dilutive equity-based compensation related to limited partnership unit exchange or conversion.

*	Allocations of net income to founding/working partner and other limited partnership units.

*	Non-cash asset impairment charges, if any.

Distributable earnings calculations also exclude charges related to purchases, cancellations or redemptions of partnership interests and certain unusual, one-time or non-recurring items, if any.

“Compensation and employee benefits” expense for distributable earnings will also include broker commission payouts relating to the aforementioned collection of receivables.

BGC’s definition of distributable earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. This exclusion includes the one-time gain related to the Nasdaq transaction. Management believes that excluding these gains and charges best reflects the ongoing operating performance of BGC. However, because Nasdaq is expected to pay BGC in an equal amount of stock on a regular basis for 15 years as part of the transaction, the payments associated with BGC’s receipt of such stock are expected to be included in the Company’s calculation of distributable earnings. To make quarter-to-quarter comparisons more meaningful, one-quarter of the annual contingent earn-out amount will be included in the Company’s calculation of distributable earnings each quarter as “other revenues.”

Since distributable earnings are calculated on a pre-tax basis, management intends to also report “post-tax distributable earnings” and “post-tax distributable earnings per fully diluted share:”

*	“Post-tax distributable earnings” are defined as pre-tax distributable earnings adjusted to assume that all pre-tax distributable earnings were taxed at the same effective rate.

*	“Post-tax distributable earnings per fully diluted share” are defined as post-tax distributable earnings divided by the weighted-average number of fully diluted shares for the period.

BGC’s distributable earnings per share calculations assume either that:

*	The fully diluted share count includes the shares related to the dilutive instruments, such as the Convertible Senior Notes, but excludes the associated interest expense, net of tax, when the impact would be dilutive; or

*	The fully diluted share count excludes the shares related to these instruments, but includes the associated interest expense, net of tax.

Going forward, the share count for distributable earnings will exclude shares expected to be issued in future periods but not yet eligible to receive dividends and/or distributions, such as those related to the GFI back-end merger.

Each quarter, the dividend to BGC’s common stockholders is expected to be determined by the Company’s Board of Directors with reference to post-tax distributable earnings per fully diluted share. In addition to the Company’s quarterly dividend to common stockholders, BGC Partners expects to pay a pro-rata distribution of net income to BGC Holdings founding/working partner and other limited partnership units, and to Cantor for its non-controlling interest. The amount of all of these payments is expected to be determined using the above definition of pre-tax distributable earnings per share.

Certain employees who are holders of RSUs may be granted pro-rata payments equivalent to the amount of dividends paid to common stockholders. Under GAAP, a portion of the dividend equivalents on RSUs is required to be taken as a compensation charge in the period paid. However, to the extent that they represent cash payments made from the prior period’s distributable earnings, they do not dilute existing stockholders and are therefore excluded from the calculation of distributable earnings.

The term “distributable earnings” is not meant to be an exact measure of cash generated by operations and available for distribution, nor should it be considered in isolation or as an alternative to cash flow from operations or GAAP net income (loss.) The Company views distributable earnings as a metric that is not necessarily indicative of liquidity or the cash available to fund its operations.

Pre- and post-tax distributable earnings are not intended to replace the Company’s presentation of GAAP financial results. However, management believes that they help provide investors with a clearer understanding of BGC Partners’ financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that distributable earnings and the GAAP measures of financial performance should be considered together.

Management does not anticipate providing an outlook for GAAP “revenues,” “income (loss) from operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” because the items previously identified as excluded from “pre-tax distributable earnings” and “post-tax distributable earnings” are difficult to forecast. Management will instead provide its outlook only as it relates to “revenues for distributable earnings,” “pre-tax distributable earnings,” and “post-tax distributable earnings.”

For more information on this topic, please see the tables in the most recent BGC financial results press release entitled “Reconciliation of Revenues Under GAAP and Distributable Earnings,” and “Reconciliation of GAAP Income (Loss) to Distributable Earnings,” which provide a summary reconciliation between pre- and post-tax distributable earnings and the corresponding GAAP measures for the Company in the periods discussed in this document. The reconciliations for prior periods do not include the results of GFI.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. BGC also owns GFI Group Inc., a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets. Through its FENICS, BGC Trader, and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. Real Estate Services are offered through the Company’s Newmark Grubb Knight Frank brand, which provides a wide range of commercial real estate services, including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management.

BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers,

and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com.

BGC, BGC Trader, GFI, FENICS, FENICS.COM, Capitalab, Swaptioniser, Newmark, Grubb & Ellis, and Grubb are trademarks, registered trademarks and/or service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited. Trayport is a trademark or registered trademark of Trayport Limited and/or its affiliates.

About GFI Group Inc.

Founded in 1987 and headquartered in New York, GFI is owned by, and operates as a division of BGC Partners, Inc. GFI is a leading intermediary in the global OTC and Listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants. More than 2,500 institutional clients benefit from GFI’s know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities.

Discussion of Forward-Looking Statements about BGC Partners and GFI

Statements in this document regarding BGC’s and/or GFI’s businesses that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC and/or GFI undertake no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s and/or GFI’s respective Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in their respective public filings, including their most recent Forms 10-K and any updates to such risk factors contained in subsequent Forms 10-Q or Forms 8-K.

BGC and GFI Media Contact:

Karen Laureano-Rikardsen +1 212-829-4975

BGC and GFI Investor Contacts:
Jason McGruder +1 212-829-4988	Jason Chryssicas +1 212-915-1987